UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2019

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	NASDAQ Global Select Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On December 16, 2019, the Board of Directors of Hibbett Sports, Inc. (the “Company”) appointed Michael E. Longo as President and Chief Executive Officer of the Company, effective immediately.  Mr. Longo replaces Jeffry O. Rosenthal, whose planned retirement from the Company was previously announced in March 2019.  The Board of Directors also appointed Mr. Longo as a director of the Company, effective December 16, 2019, to fill the vacancy created by the departure of Mr. Rosenthal, who also resigned as a director in connection with his retirement.

Mr. Longo, age 58, most recently served as President of City Gear LLC (“City Gear”), a wholly-owned subsidiary of the Company, a position he held since the Company’s acquisition of City Gear on November 4, 2018.  Mr. Longo previously served as Chief Executive Officer of City Gear from October 2006 to November 2018.  Prior to his service with City Gear, Mr. Longo served as Executive Vice President, Supply Chain, Information Technology, Development, Mexico for AutoZone, Inc., a publicly traded specialty retailer of automotive parts and accessories, from October 2004 to October 2005, and served as its Senior Vice President of Merchandising from October 2003 to October 2004.  Prior to that time, Mr. Longo held various positions of increasing responsibility with AutoZone, Inc. from 1992 to October 2003.  Mr. Longo earned his Bachelor of Science degree in Engineering from the United States Military Academy and his MBA from Harvard University.

There are no family relationships between Mr. Longo and any director or executive officer of the Company.

Employment Agreement.  In connection with the appointment of Mr. Longo as President and Chief Executive Officer, Hibbett Sporting Goods, Inc., a wholly-owned subsidiary of the Company (“Hibbett”), and Mr. Longo entered into an Employment Agreement, effective December 16, 2019, which provides, among other things, for an annual base salary of $500,000 and the opportunity to participate in the Company’s annual incentive bonus plan and the Company’s 2015 Equity Incentive Plan. The Employment Agreement also provides for the one-time payment of a relocation allowance of $100,000 and temporary housing for Mr. Longo for a period of 90 days. Mr. Longo’s employment is at will and his services may be terminated by Hibbett at any time subject to applicable notice requirements.  In the event of termination of his employment other than by reason of death or disability, Mr. Longo is entitled to certain severance payments that vary according to whether the termination is with or without “cause” or “good reason,” as such terms are defined in the Employment Agreement.

For Fiscal 2020, Mr. Longo is eligible to receive an annual incentive bonus based on the same performance criteria and target bonus percentage in effect for the President and Chief Executive Officer as of December 16, 2019, subject to proration based on the length of Mr. Longo’s service in those capacities during the fiscal year.  In addition, Mr. Longo is eligible for an annual performance bonus based on a percentage of his previous base salary as President of City Gear if certain City Gear performance goals are met.

Mr. Longo also will receive an equity award of restricted stock units having a value of $500,000 as of December 13, 2019 pursuant to the Company’s 2015 Equity Incentive Plan. The award will vest in full on January 1, 2023, provided Mr. Longo is employed by the Company on the vesting date.

Change in Control Agreement.  Mr. Longo and the Company also entered into a Change in Control Severance Agreement (“Severance Agreement”), effective December 16, 2019.  If Mr. Longo’s employment is terminated by the Company without “cause” or by Mr. Longo for “good reason” (as those terms are defined in the Severance Agreement) within: (i) two years following a change in control (as defined in the Severance Agreement); or (ii) within a six-month period prior to a change in control if his termination or resignation is also directly related to or occurs in connection with a change in control, Mr. Longo would be entitled to a severance payment in an amount equal to 1.5 times the sum of his “covered salary” and “covered bonus” (as those terms are defined in the Severance Agreement), less the amount of any severance compensation payable to Mr. Longo under his Employment Agreement.  In addition, to the extent he has been granted equity compensation under the Company’s equity compensation plans, his interest in such awards would become fully exercisable, vested and nonforfeitable as of the change in control date, to the extent not already exercisable or vested as of such date.  The Severance Agreement provides for a reduction in payments, if applicable, to avoid the application of excise taxes under Section 4999 of the Internal Revenue Code.

The foregoing summaries of the Employment Agreement and the Severance Agreement are not intended to be complete and are qualified in their entirety by reference to the copies of the Employment Agreement and Severance Agreement attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Related Party Transactions. The Company is or was a participant in the following related party transactions with Mr. Longo and his affiliates and immediate family members since the beginning of the Company’s most recent fiscal year on February 3, 2019 (“Fiscal 2020”):

City Gear Earnout Arrangements. As reported in Form 8-Ks filed with the Securities and Exchange Commission on October 30, 2018 and November 7, 2018, the Company acquired City Gear effective November 4, 2018 for a purchase price of $88.0 million in cash, subject to adjustment, pursuant to a certain Membership Interest and Warrant Purchase Agreement (“Purchase Agreement”), dated as of October 29, 2018, by and among Hibbett, City Gear, the members and warrant holders of City Gear (“Sellers”), and certain Sellers’ representatives. The aggregate consideration payable by the Company to the Sellers pursuant to the Purchase Agreement includes two contingent earnout payments to the Sellers based on City Gear’s achievement of certain EBITDA (as defined in the Purchase Agreement) thresholds for the 52-week periods ended February 1, 2020 and January 30, 2021, respectively.  The aggregate amount of both contingent earnout payments, if any, will not exceed $25.0 million.

Mr. Longo was Chief Executive Officer and a director of City Gear prior to its acquisition by the Company and held membership interests, directly and indirectly, in City Gear that entitled him as a Seller to receive approximately $2.9 million or approximately 22.8% of the adjusted aggregate purchase price payable by the Company to the Sellers in connection with the acquisition.  In addition, should one or more contingent earnout payments become due and payable to Sellers, Mr. Longo will be entitled to receive approximately 26.8% of the aggregate amount of each contingent earnout paid to Sellers.

City Gear Headquarters Lease.  City Gear leases its headquarters in Memphis, Tennessee from Merchants Capital Real Estate, LLC, a Tennessee limited liability company, on a month to month term pursuant to a certain Lease Agreement dated August 31, 2016, as amended November 5, 2018.  During Fiscal 2020, City Gear is expected to make monthly rent payments pursuant to the lease in the total aggregate amount of approximately $0.3 million.  The Company expects to terminate the lease effective April 30, 2020.  ML Group LLC, a Tennessee limited liability company whose membership interests are 100% owned by Mr. Longo (“ML Group”), holds 33.3% of the membership interests in Merchants Capital Real Estate, LLC, the lessor.

Logistics Services.  City Gear is a party to a Contract Supply Chain Agreement, dated July 1, 2017, as amended November 5, 2018, with ML Group Logistics, LLC, a Tennessee limited liability company (“ML Logistics”), for the implementation, management and operation by ML Logistics of certain transportation, logistics and distribution processes for City Gear.  During Fiscal 2020, City Gear is expected to make payments to ML Logistics pursuant to the agreement in the total aggregate amount of approximately $8.0 million.   ML Group and an immediate family member of Mr. Longo hold 70.0% and 10.0%, respectively, of the membership interests in ML Logistics.

Maintenance/Construction Support.  City Gear is a party to a Contract for Maintenance/Construction Support and Assistance for Retail Locations, dated October 2, 2017, as amended November 5, 2018, with TIG Management, LLC, a limited liability company based in Memphis, Tennessee (“TIG Management”), for certain maintenance and construction services at City Gear’s retail locations.  During Fiscal 2020, City Gear is expected to make payments to TIG Management pursuant to the agreement in the total aggregate amount of approximately $4.1 million.  The Company expects to terminate the agreement effective on or about December 15, 2019 with completion of ongoing projects expected in January 2020.  An immediate family member of Mr. Longo is the sole owner and holder of 100% of the membership interests in TIG Management.

Retirement of Jeffry O. Rosenthal

As reported in a Form 8-K filed with the Securities and Exchange Commission on May 14, 2019 (“Rosenthal Form 8-K”), Hibbett and Mr. Rosenthal previously entered into a Retirement Agreement, effective May 10, 2019 (the “Retirement Agreement”), which provided, among other things, for certain payments and benefits to Mr. Rosenthal upon retirement, including a salary continuation benefit to be paid over twelve months beginning upon his retirement; an additional lump sum payment to partially offset his estimated expense for medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; a lump sum cash payment in lieu of terminated equity awards; and an annual incentive bonus for Fiscal 2020 based on the same performance goals that are used to determine the bonuses for other executive officers.  The Retirement Agreement provided further that Mr. Rosenthal would execute a general release at the time of his retirement and remain subject to certain restrictive covenants relating to nondisclosure, noncompetition and treatment of confidential information that are contained in certain agreements with Hibbett until the twelve-month anniversary of his retirement date.

Subsequently, Hibbett and Mr. Rosenthal entered into an Amendment to his Retirement Agreement (the “Amendment Agreement”), effective December 16, 2019, which provides, among other things, for an additional lump sum payment to Mr. Rosenthal in the amount of $250,000, net of applicable tax withholding; his resignation from the Board of Directors effective upon retirement; and a three-month reduction in the length of his non-competition covenant.

The foregoing summaries of the Retirement Agreement and the Amendment Agreement are not intended to be complete and are qualified in their entirety by reference to the copies of the Retirement Agreement and Amendment Agreement attached to the Rosenthal Form 8-K and this Form 8-K as Exhibits 10.1 and 10.3, respectively, and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Employment Agreement between Hibbett Sporting Goods, Inc. and Michael E. Longo, effective December 16, 2019.
10.2	Change in Control Severance Agreement, between Hibbett Sports, Inc. and Michael E. Longo, effective December 16, 2019.
10.3	Amendment to Retirement Agreement, between Hibbett Sporting Goods, Inc. and Jeffry O. Rosenthal, effective December 16, 2019.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this Form 8-K are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions.  For example, our forward-looking statements include statements regarding the expected compensation of Mr. Longo as President and Chief Executive Officer and our plans and expectations regarding related party transactions with Mr. Longo.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially.  For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 18, 2019, and in our Quarterly Reports on Form 10-Q filed on July 8, 2019, September 11, 2019 and December 11, 2019.  In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this Form 8-K to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ David M. Benck
David M. Benck
December 19, 2019		Vice President and General Counsel

Exhibit Index

Exhibit No. Description

10.1	Employment Agreement between Hibbett Sporting Goods, Inc. and Michael E. Longo, effective December 16, 2019.
10.2	Change in Control Severance Agreement, between Hibbett Sports, Inc. and Michael E. Longo, effective December 16, 2019.
10.3	Amendment to Retirement Agreement, between Hibbett Sporting Goods, Inc. and Jeffry O. Rosenthal, effective December 16, 2019.